SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549

                      PRELIMINARY PROXY STATEMENT
    PURSUANT TO SECTION 14A OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant     [X]
Filed by a Party other than the Registrant    [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted  by
     Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                      BIOCONTROL TECHNOLOGY, INC.
           (Name of Registrant as Specified in its Charter)


Payment of Filing Fee

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
        6(i)(2) or Item 22 (a)(2) of Schedule 14a
[  ] $500 per each party to the controversy pursuant to Exchange Act rules 14a-6(i)(3)
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11

     1) Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of the transaction:
     5)   Total  fee paid:

[  ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
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          (4)  Date Filed:



                      BIOCONTROL TECHNOLOGY, INC.
                        2275 SWALLOW HILL ROAD
                         PITTSBURGH, PA 15220



March 1, 1999


Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders to be held on March 31, 1999 at the Holiday Inn, Washington, PA.

     The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the shareholders. The Proxy Statement also contains information about the Board of Directors and its nominees.

     The Board of Directors appreciates your continued support and urges you to vote FOR the items presented.


                                        Sincerely,



                                        Fred E. Cooper
                                        CEO



                      BIOCONTROL TECHNOLOGY, INC.
                        2275 Swallow Hill Road
                         Pittsburgh, PA  15220
                        Telephone 412-349-1811

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MARCH 31, 1999

The Annual Meeting (the "Annual Meeting") of Stockholders of Biocontrol Technology, Inc., a Pennsylvania corporation (the "Company"), will be held at the Holiday Inn, Washington, Pennsylvania, on March 31, 1999 at 9:00 a.m., local time, for the following purpose:

1. To amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares to 975,000,000, as set forth in the Proxy Statement.

2. To ratify the selection of Thompson Dugan, P.C. as the Company's independent public accountants.

3. To elect members to the Board of Directors, as set forth in the Proxy Statement.



                              By Order of the Board of Directors


                              ___________________________________
                              David E. Staudenmaier, Secretary

Date:  March 1, 1999


   PLEASE NOTE: ONLY BONA FIDE STOCKHOLDERS WILL BE ADMITTED TO THE
    ANNUAL SHAREHOLDERS MEETING; PHOTO IDENTIFICATION AND PROOF OF OWNERSHIP AS OF THE RECORD DATE WILL BE REQUIRED FOR ADMITTANCE.

Those stockholders who are unable to attend the Annual Meeting in person are respectfully urged to indicate their choices, execute and return the enclosed proxy card at their earliest convenience to Proxy Tabulation Dept., Chase Mellon Shareholder Services, 450 West 33rd Street, 15th Floor, New York, New York 10001. Promptness in returning the enclosed proxy card will be appreciated. Proxies must be returned no later than March 30, 1999. Proxies may be revoked by the Stockholder before it is voted at the Annual Meeting by either: written notice to the Secretary, by submission of a Proxy bearing a later date, or by attending the Annual Meeting and voting in person.


                      Biocontrol Technology, Inc.
                The Bourse, Building 2500, Second Floor
            2275 Swallow Hill Road | Pittsburgh, PA  15220
                 (412) 429-0673   FAX  (412) 279-1367



                         BIOCONTROL TECHNOLOGY, INC.

         The approximate mailing date of this Proxy Statement
                           is March 1, 1999


                            PROXY STATEMENT
                  FOR ANNUAL MEETING OF STOCKHOLDERS
                            March 31, 1999

The accompanying proxy and a copy of Annual Report on Form 10-K is furnished by Biocontrol Technology, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors on all matters and may be revoked by the Shareholder at any time before it is voted by giving written notice to the Secretary of the Company or by executing and delivering a proxy with a later date. The expense of this solicitation is to be borne by the Company, and the Company will reimburse persons holding stock in their name or in the names of their nominees for the expenses incurred in sending proxies and proxy materials to their principals.

The Company had outstanding 426,218,213 shares of common stock, par value $.10 per share, as of December 31, 1998, the date for determining the security holders of record entitled to vote at the meeting (the "Record Date"). Each share of common stock is entitled to one vote in all matters brought before the Shareholders, without cumulative voting.


SOLICITATION OF PROXIES AND VOTING PROCEDURES

The  enclosed Proxy is solicited on behalf of the Board of  Directors.
The expenses of solicitation, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, Proxy and Proxy Statement, the aggregate of which is estimated to be approximately $80,000, has been or will be paid by the Company. The Company will pay Chase Mellon Shareholder Services, its Registrar and Transfer Agent, for its assistance in the solicitation of proxies and will reimburse brokers and other persons holding shares in their names or those of their nominees for their expenses for sending Proxy materials to principals and obtaining their proxies.

Shareholders are urged to specify their choice, date, sign and  return
the  enclosed  proxy  in the enclosed envelope.   Prompt  response  is
helpful and your cooperation will be appreciated.

Each share of common stock outstanding as of the Record Date is entitled to one vote on each matter submitted to the stockholders for a vote at the Meeting. The matters submitted to a vote at the meeting will be decided by the vote of a majority of all votes cast in person or by proxy at the meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter (commonly referred to as "broker non-votes"), those shares will not be considered as present and entitled to vote with respect to that matter.

Proxies may be revoked prior to voting by either: written notice to the Secretary; submission of a proxy bearing a later date; or by attending the Meeting and voting in person.


Transfer Agent

ChaseMellon Shareholder Services in New York, New York acts as the Company's Registrar and Transfer Agent for its common and preferred stock. The Company acts as its own warrant registrar transfer agent.


                       DESCRIPTION OF SECURITIES

BICO's authorized capital currently consists of 600,000,000 shares of common stock, par value $.10 per share and 500,000 shares of cumulative preferred stock, par value $10.00 per share. As of December 31, 1998, there were 426,218,213 shares of common stock and zero shares of preferred stock outstanding. In addition, there were $2,825,000 of the Company's 4% Convertible Debentures outstanding as of December 31, 1998.

Preferred Stock

The Articles of Incorporation of BICO authorize the issuance of a maximum of 500,000 shares of non-voting cumulative convertible preferred stock, and authorize the Board of Directors of BICO to divide such class of preferred stock into series and to fix and determine the relative rights and preferences of the shares.

As of December 31, 1998, the Company had zero outstanding shares of preferred stock.

Common Stock

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, but are not entitled to cumulate their votes in the election of directors. Accordingly, the holders of over 50% of the outstanding common stock voting for the election of directors, could elect the entire slate of the Board of Directors of BICO, and the holders of the remaining common stock would not be able to elect any member to the Board of Directors. As of December 31, 1998, there were 426,218,213 shares of common stock outstanding.

In the event of liquidation or dissolution of BICO, holders of the common stock are entitled to receive on a pro rata basis all assets of BICO remaining after satisfaction of all liabilities including liquidation preferences granted to holders of the preferred stock of BICO.

Convertible Debentures

As of December 31, 1998, the Company had outstanding $ 2,825,000 in Convertible Debentures, which are due between August 10, 1999 and December 23, 1999. Such debentures are subordinated, bear interest of 4%, have a one-year term, and are convertible beginning ninety days from issuance into shares of common stock at a price based on length of holding period, which, if converted on the date of this filing, would be approximately $.06 per share. Additional information is set forth in the accompanying Form 10-K.

Dividends

The Company has not paid cash dividends on its common stock or preferred stock (with the exception of a cash dividend on its preferred stock in 1983, and a common stock dividend on its preferred stock in 1988) since its inception, and cash dividends are not presently contemplated at any time in the foreseeable future. The Company anticipates that any excess funds generated from operations in the foreseeable future will be used for working capital and for investment in research and new product development, rather than to pay dividends.

In accordance with the Company's Articles of Incorporation, cash dividends are restricted under certain circumstances. Holders of common stock are entitled to cash dividends only when and if declared by the Board of Directors out of funds legally available for payment thereof. Any such dividends are subject to the prior right of holders of the Company's preferred stock to receive any accrued but unpaid dividends. Further, common stock dividends may be paid only to the extent the net assets of BICO exceed the liquidation preference of any outstanding preferred stock.


Employment Agreement Provisions Related to Changes in Control

BICO has entered into agreements (the "Agreements") with Fred E. Cooper, David L. Purdy, Anthony J. Feola, Glenn Keeling, and two non-executive officer employees. The Agreements provide that in the event of a "change of control" of BICO, BICO is required to issue to Mr. Cooper and Mr. Purdy shares of common stock equal to five percent (5%), to issue to Mr. Feola four percent (4%), to issue Mr. Keeling three percent (3%), and to issue the two non-executive officer employees two percent (2%) each of the outstanding shares of common stock of the Company immediately after the change in control. In general, a "change of control" is deemed to occur for purposes of the
Agreement: (i) when 20% or more of BICO's outstanding voting stock is acquired by any person, (ii) when one-third (1/3) or more of BICO's directors are not Continuing Directors (as defined in the Agreements), or (iii) when a controlling influence over the management or policies of BICO is exercised by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


Warrants

As of December 31, 1998, there were outstanding warrants to purchase 8,911,662 shares of the Company's common stock at exercise prices of between $0.25 and $4.03 per share. These warrants are held by members of the Company's Scientific Advisory Board, certain employees, officers, directors, loan guarantors, lenders and consultants.

The holders of warrants are not entitled to vote, to receive dividends or to exercise any of the rights of the holders of shares of common stock for any purpose until such warrants have been duly exercised and payment of the exercise price has been made.


                INCREASE IN NUMBER OF AUTHORIZED SHARES

The Company's Articles of Incorporation, as amended, authorize the issuance of 600,000,000 shares of common stock, par value $.10 per share. As of December 31, 1998 there were 426,218,213 shares outstanding, and currently exercisable warrants to purchase 8,911,662 shares of common stock. As of December 31, 1998, the Company had outstanding $2,825,000 in subordinated convertible debentures, as described in the accompanying Form 10-K. Assuming a conversion at $.06 per share,47,083,333 shares would be issued. Such shares could be issued with existing authorized shares, even if the increase is not approved by shareholders.

All the shares of common stock will be equal to each other with respect to liquidation rights and dividend rights and there are no preemptive rights to purchase any additional shares of common stock.

In the event of liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to receive on a pro rata basis all assets remaining after satisfaction of all liabilities including liquidation preferences granted to holders of the preferred stock of the Company.

Holders of common stock are entitled to cash dividends only when and if declared by the Board of Directors out of funds legally available for payment thereof, and subject to the prior right of holders of the Company's preferred stock to receive any accrued but unpaid dividends. Further, common stock dividends may be paid only to the extent the net assets exceed the liquidation preference of any outstanding preferred stock. The Company has not paid any cash dividends on its common stock since its inception and no cash dividends on the common stock are contemplated at any time in the foreseeable future.

The  Board  of  Directors  of  the  Company  unanimously  approved   a
resolution to propose that the shareholders increase the number of authorized shares of common stock to 975,000,000 by amending the Company's Articles of Incorporation.

Although the Company currently has no specific plans to issue additional shares, if such an increase is approved, the Board of Directors may, without additional shareholder approval, authorize the sale of such additional shares in order to raise additional capital to fund the Company's operations and research and development projects. The Board will authorize management to use any such funds raised to fund existing or new research and development projects as management determines is in the best interest of the Company.

Management does not believe that, until full-scale manufacturing of the Noninvasive Glucose Sensor begins, or the sale of the Company's other products generates meaningful revenues, the Company presently has alternative means to raise additional funds. Because the market price for the stock has remained low it has been necessary to sell more shares than originally anticipated in order to raise sufficient capital; therefore, the authorization of additional shares is necessary.The proposal to increase the number of authorized shares is part of management's long-term plan to continue funding the Company's existing and future research and development projects, and to fund manufacturing start-up of the Noninvasive Glucose Sensor. Any future sale of additional shares, whether in a public or private offering, will dilute the holdings of existing shareholders. The Company has no current specific plans for any proceeds received from the future sale of the additional shares, but may use any such proceeds to continue funding existing research and development projects, manufacturing, and future projects which are deemed by management to be in the best interest of the Company. Such projects are subject to risks, and there can be no assurances that any current or future project will be successful or result in commercially viable products.

Although shareholders approved a reverse stock split of up to one for twenty in June, 1998, the Company has no current plans to conduct a reverse stock split.

The Company's common stock now trades on the Nasdaq Electronic Bulletin Board, since its delisting from the small-cap market. The risk exists that, since its delisting, the Company's common stock trading volume and price will decrease.

The Board of Directors recommends shareholder approval of the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 975,000,000. The affirmative vote of the holders of a majority of the common stock entitled to vote at the Annual Meeting is necessary to approve the amendment. If not otherwise specified, properly executed proxies will be voted in favor of the amendment.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.


     RATIFY THE SELECTION OF THOMPSON DUGAN AS INDEPENDENT PUBLIC
                              ACCOUNTANTS

The Board has reappointed Thompson Dugan, P.C. as its independent public accountants.

Effective January 25, 1995, upon a determination by the Board of Directors, the Company engaged Thompson Dugan, P.C. as its independent auditors and accountants to replace Grant Thornton LLP. Thompson Dugan, P.C. also serves as the independent auditors and accountants for Diasense, replacing Grant Thornton LLP. Neither company had any disagreements with Thompson Dugan, P.C. or Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. A representative of Thompson Dugan, P.C. will not be present at the Annual Meeting to answer questions.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.


                         ELECTION OF DIRECTORS

The Board of Directors currently consists of six directors. At the Meeting, six directors will be elected to hold office (subject to death, resignation or removal) until such director's successor is elected. Each of the nominees has consented to serve as a director.
A brief summary of each director's principal occupation and business affiliations and certain other information follows. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, but are not entitled to cumulate their votes in the election of directors. Accordingly, the holders of over 50% of the outstanding common stock voting for any directors could determine the outcome of such vote, and the holders of the remaining common stock would not be able to change the outcome of the vote.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.



                            Director
Nominee                   Age      Since     Position

David  L. Purdy           70       1972      President, Chairman of the
                                             Board, Treasurer, Director

Fred E. Cooper            52       1989      Chief Executive Officer,
                                             Executive Vice President, Director

Anthony J. Feola          50       1990      Senior Vice President, Director

Glenn  Keeling            47       1991      Vice President, Director

Stan Cottrell             55       1998      Director

Paul W. Stagg             51       1998      Director
______________________________

DAVID L. PURDY, 70 is President, Chairman of the Board, Treasurer and a director of the Company. Mr. Purdy has been a director and Chairman of the Board since its organization in 1972 and is considered the organizer and founder of the Company; he devotes 60% of his time to the business of the Company, and 40% of his time to Diasense. He has also served as President of the Company from 1972 through December 1990, with the exception of five months in 1980, when he served as Chairman and full-time Program Director of the Company's implantable medicine dispensing device program with St. Jude Medical, Inc., and from October 1, 1987 through July 15, 1988, when he served as Chairman and Director of Research and Development for the Company. Prior to founding the Company, he was employed by various companies in the medical technology field, including Arco Medical, Inc. Mr. Purdy is also an officer and director of Diasense and Coraflex.

FRED E. COOPER, 52, is the Chief Executive Officer, Executive Vice President and a director of the Company; he devotes approximately 60% of his time to the business of the Company, and 40% to Diasense. Prior to joining the Company, Mr. Cooper co-founded Equitable Financial Management, Inc. of Pittsburgh, PA, a company in which he served as Executive Vice President until his resignation and divestiture of ownership in August 1990. In 1972, Mr. Cooper founded Cooper Leasing Corp., Pittsburgh, Pennsylvania, a company specializing in equipment and venture financing. Mr. Cooper was appointed Chief Executive Officer in January 1990. He is also an officer and director of Diasense and Barnacle Ban, and a director of Petrol Rem and Coraflex.

ANTHONY J. FEOLA, 50, rejoined the Company as its Senior Vice President in April, 1994, after serving as Diasense's Vice President of Marketing and Sales from January, 1992 until April, 1994. Prior to January, 1992, he was the Company's Vice President of Marketing and Sales. Prior to joining the Company in November 1989, Mr. Feola was Vice President and Chief Operating Officer with Gateway Broadcasting in Pittsburgh in 1989, and National Sales Manager for Westinghouse Corporation, also in Pittsburgh, from 1980 until 1989. He was elected a director of the Company in February 1990, and also serves as a director of Diasense, Coraflex, Petrol Rem and Barnacle Ban.

GLENN KEELING, 47, joined the Board of Directors in April 1991. Mr. Keeling currently is a full-time employee of BICO in the position of Vice President of Marketing; his primary responsibilities during 1994 through 1997 have been the management and operation of IDT's Whole-Body Extracorporeal Hyperthermia project. From 1976 through 1991, he was a Vice President in charge of new business development at Equitable Financial Management, Inc., a regional equipment lessor. His responsibilities included initial contacts with banks and investment firms to open new lines of business referrals in connection with financing large equipment transactions. He is also President and a director of IDT.

STAN COTTRELL, 55, was appointed to the Board of Directors in 1998. Mr. Cottrell is the Chairman and Founder of Cottrell Associates International, Inc., which provides international business development, brokerage, specialty marketing and promotional services. He is a former director of marketing for Inhalation Therapy Services and was employed by Boehringer Ingelheim, Ltd. as a national product manager. Mr. Cottrell is a world ultra-distance runner and the author of several books.

PAUL W. STAGG, 51, was appointed to the Board of Directors in 1998. Mr. Stagg is the marketing manager for the Wholesale Division of First Financial Resources, Inc., where he is responsible for marketing, underwriting, sorting and coordination various types of financing for institutional investors. Prior to his current position, he was District Distrubutor of Marketing for Ginger Mae, a division of United Companies of Baton Rouge, LA.

Pursuant to the disclosure requirements of Item 405 of Regulation S-K regarding timely filings required by Section 16(a) of the Securities and Exchange Act, the Company represents the following. Based solely on its review of copies of forms received and written representations from certain reporting persons, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Relationships

The Board of Directors of the Company approved employment agreements on November 1, 1994 for its officers, David L. Purdy, Fred E. Cooper, Anthony J. Feola and Glenn Keeling (See "Employment Agreements").

David L. Purdy, President, Treasurer and a director of the Company, is a director of Diasense and Coraflex. He is also the chairman and
Chief Scientist of Diasense, and the President and Treasurer of Coraflex. Mr. Purdy devotes 60% of his time to BICO, and 40% to Diasense. In addition to his salary paid by BICO, Mr. Purdy was paid $87,500 and $100,000 by Diasense in 1997 and 1996, respectively. Fred E. Cooper, Chief Executive Officer, Executive Vice President and a director of the Company, is a director of Diasense, Coraflex, Petrol Rem, and Barnacle Ban. He is also the President of Diasense, and Barnacle Ban. Mr. Cooper devotes approximately 60% of his time to BICO and 40% to Diasense. In addition to his salary and bonus paid by BICO, he was paid $150,000 by Diasense in 1996 and 1997. Anthony J. Feola, Senior Vice President and a director of the Company, is also a director of Diasense, Coraflex, Petrol Rem, and Barnacle Ban. Glenn Keeling, Vice President and a director of the Company, was employed on January 1, 1992 as BICO's manager of product development. Mr.
Keeling is also the President and a director of IDT. Gary Keeling, the brother of Glenn Keeling, resigned as an officer and director of Diasense in August, 1997.

Property

Three of the Company's current executive officers and/or directors and two former directors of the Company are members of the nine-member 300 Indian Springs Road Real Estate Partnership (the "Partnership") which in July 1990, purchased the Company's real estate in Indiana, Pennsylvania, and each has personally guaranteed the payment of lease obligations to the bank providing the funding. The five members of the Partnership who are also current or former officers and/or directors of the Company, David L. Purdy, Fred E. Cooper, Glenn Keeling, Jack H. Onorato and C. Terry Adkins, each received warrants on June 29, 1990 to purchase 100,000 shares of the Company's common stock at an exercise price of $.33 per share until June 29, 1995 (those warrants still outstanding as of the original expiration date were extended until June 29, 1999). Mr. Adkins, who was a director at the time of the transaction, resigned from the Board of Directors on March 30, 1992. Mr. Keeling, who was not a director at the time of the transaction, joined the Board of Directors on May 3, 1991; Mr. Onorato, who was not a director at the time of the transaction, was a BICO director from September 1992 until April 1994.

In all instances where warrants were issued in connection with the transactions set forth above, the exercise price of the warrants was equal to or above the current quoted market price of the Company's common stock on the date of issuance.

In April 1992, Diasense purchased an office condominium located at the Bourse Office Park, Virginia Manor, Building 2500, Second Floor, Pittsburgh, Pennsylvania 15220 for $190,000. The Company has entered into a lease with Diasense and pays rent in the amount of $3,544 per month, plus one-half of the utilities.

Warrants

The following paragraphs, along with the notes to the financial statements, include disclosure of the warrants which were granted to executive officers and directors of the Company from 1995 through 1997. These warrants were accounted for in accordance with Accounting Principles Board Opinion 25 (based on the spread, if any, between the exercise price and the quoted market price of the stock on the date that the warrants were granted). No value was recorded for these warrants since they were all granted at exercise prices which were equal to or above the current quoted market price of the stock on the date issued. (See, Note J to the Financial Statements). In 1995 and 1996, the Company extended warrants granted in 1990 and 1991, which were scheduled to expire in 1995 and 1996, until 1998-2000. Because the exercise price of the warrants, which remained unchanged, was less than the market price of the common stock on the dates of the extensions, charges were made against operations. (See, Form 10-K "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", and Note J to the Financial Statements).

On August 26, 1996, the Board of Directors approved the granting of warrants to purchase 100,000 shares of common stock at $1.48 per share to Glenn Keeling, an officer and director of the Company.

Loans

On October 1, 1990, the Board of Directors approved a $75,000 loan from the Company to Fred E. Cooper. Mr. Cooper signed a Promissory Note promising to pay the principal amount plus twelve percent (12%) simple interest. Mr. Cooper repaid $66,500 of the $75,000 principal balance during 1991. During 1991, the Company granted loans to Fred
E.  Cooper  in  the  aggregate amount of $57,400.  Mr.  Cooper  signed
Promissory Notes promising to pay the principal amounts upon demand plus ten percent (10%) simple interest. In January 1992, the Company granted a loan to Fred E. Cooper in the amount of $25,000. Mr. Cooper signed a Promissory Note promising to pay the principal amount upon demand plus ten percent (10%) simple interest. In 1997, the Companies granted loans to Fred E. Cooper aggregating $ 158,000; Mr. Cooper signed promissory notes promising to pay the principal amounts upon demand plus 8.25% simple interest. In 1998, the Company granted loans to Fred E. Cooper aggregating $275,000; Mr. Cooper signed a promissory note promising to pay the principal amount upon demand plus 8.25% simple interest. The aggregate balance of the loans as of December 31, 1998, including accrued interest, was $ 631,940.

In November 1997, the Companies granted a loan to Anthony J. Feola in the amount of $50,000. Mr. Feola signed a promissory note promisingto pay the principal amount upon demand plus 8.25% simple interest. In February 1998, the Company granted a loan to Anthony J. Feola in the amount of $185,000. Mr. Feola signed a promissory note promising to pay the principal upon demand plus 8.25% simple interest. The aggregate balance of the loans as of December 31, 1998, including accrued interest, was $252,179.

In December 1991, the Company granted a loan to Glenn Keeling in the amount of $5,000. Mr. Keeling signed a Promissory Note promising to pay the principal amount upon demand plus ten percent (10%) simple interest. In December 1996, the Company granted a loan to Glenn Keeling in the amount of $50,000. Mr. Keeling signed a promissory note promising to pay the principal amounts upon demand plus 8.25% simple interest. In November, 1997, the Company granted a loan to Glenn Keeling in the amount of $20,000. Mr. Keeling signed a promissory note promising to pay the principal upon demand plus 8.25% simple interest. In February 1998, the Company granted a loan to Glenn Keeling in the amount of $190,000. Mr. Keeling signed a promissory note promising to pay the principal upon demand plus 8.25% simple interest. The aggregate balance of the loans as of December 31, 1998, including accrued interest, was $ 292,810.

In September 1995, the Company granted a loan in the amount of $250,000 to Allegheny Food Services in the form of a one-year renewable note bearing interest at prime rate as reported by the Wall Street Journal plus one percent (1%). Interest and principal payments have been made on the note, and as of December 31, 1998, the balance was $200,000. Joseph Kondisko, a former director of Diasense, is a principal owner of Allegheny Food Services.

Each of the loans made to officers or directors and their affiliates was made for a bona fide business purpose. All future loans to officers, directors and their affiliates will be made for bona fide business purposes only.

Intercompany Agreements

Management of the Company believes that the agreements between BICO and Diasense, which are summarized below, were based upon terms which were as favorable as those which may have been available in comparable transactions with third parties. However no unaffiliated third party was retained to determine independently the fairness of such transactions.

License and Marketing Agreement. Diasense acquired the exclusive marketing rights for the Noninvasive Glucose Sensor and related products and services from BICO in August 1989 in exchange for 8,000,000 shares of its common stock. That agreement was canceled pursuant to a Cancellation Agreement dated November 18, 1991, and superseded by a Purchase Agreement dated November 18, 1991. The Cancellation Agreement provides that BICO will retain the 8,000,000 shares of Diasense common stock which BICO received pursuant to the License and Marketing Agreement.

Purchase Agreement. BICO and Diasense entered into a Purchase Agreement dated November 18, 1991 whereby BICO conveyed to Diasense its entire right, title and interest in the Noninvasive Glucose Sensor and its development, including its extensive knowledge, technology and proprietary information. Such conveyance includes BICO's patent received in December 1991.

In consideration of the conveyance of its entire right in the Noninvasive Glucose Sensor and its development, BICO received
$2,000,000. In addition, Diasense may endeavor, at its own expense, to obtain patents on other inventions relating to the Noninvasive Glucose Sensor. Diasense also guaranteed BICO the right to use such patented technology in the development of BICO's proposed implantable closed-loop system, a related system in the early stages of development.

In December 1992, BICO and Diasense executed an amendment to the Purchase Agreement which clarified terms of the Purchase Agreement. The amendment defines "Sensors" to include all devices for the noninvasive detection of analytes in mammals or in other biological materials. In addition, the amendment provides for a royalty to be paid to Diasense in connection with any sales by BICO of its proposed closed-loop system.

Research and Development ("R&D") Agreement. Diasense and BICO entered into an agreement dated January 20, 1992 in connection with the research and development of the Noninvasive Glucose Sensor. Pursuant to the agreement, BICO will continue the development of the Noninvasive Glucose Sensor, including the fabrication of prototypes, the performance of clinical trials, and the submission to the FDA of all necessary applications in order to obtain market approval for the Noninvasive Glucose Sensor. BICO will also manufacture the models of the Noninvasive Glucose Sensor to be delivered to Diasense for sale (See, "Manufacturing Agreement"). Upon the delivery of the completed models, the research and development phase of the Noninvasive Glucose Sensor will be deemed complete.

Diasense has agreed to pay BICO $100,000 per month for indirect costs beginning April 1, 1992, during the 15 year term of the agreement, plus all direct costs, including labor. BICO also received a first right of refusal for any program undertaken to develop, refine or improve the Noninvasive Glucose Sensor, and for the development of other related products. In July 1995, BICO and Diasense agreed to suspend billings, accruals of amounts due and payments pursuant to the R&D Agreement pending the FDA's review of the Sensor.

Manufacturing Agreement. BICO and Diasense entered into an agreement dated January 20, 1992, whereby BICO will act as the exclusive manufacturer of the Noninvasive Glucose Sensor and other related products. Diasense will provide BICO with purchase orders for the products and will endeavor to provide projections of future quantities needed. The original Manufacturing Agreement called for the products to be manufactured and sold at a price to be determined in accordance with the following formula: Cost of Goods (including actual or 275% of overhead, whichever is lower) plus a fee of 30% of Cost of Goods. In July 1994, the formula was amended to be as follows: Costs of Goods Sold (defined as BICO's aggregate cost of materials, labor and associated manufacturing overhead) + a fee equal to one third (1/3) of the difference between the Cost of Goods Sold and Diasense's sales price of each Sensor. Diasense's sales price of each Sensor is defined as the price paid by any purchaser, whether retail or wholesale, directly to Diasense for each Sensor. Subject to certain restrictions, BICO may assign its manufacturing rights to a subcontractor with Diasense's written approval. The term of the agreement is fifteen years.

                        EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1998, 1997 and 1996, of those persons who were, at December 31, 1997 (i) the Chief Executive Officer, and (ii) the other most highly compensated executive officers of the Company whose remuneration exceeded $100,000 (the "Named Executives").


                         SUMMARY COMPENSATION TABLE
==============================================================================
             Annual Compensation                 | (1)Long Term  Compensation
------------------------------------------------------------------------------
                                                 |   Awards
Name and                                         | Securities
Principal                                (2)     | Underlying  (2) All other
Position      Year  Salary($) Bonus($) Other($)  | Warrants(#)  Compensation
==============================================================================
David L.                                         |
Purdy ,       1998  $166,802      $0        $0   |           0          $0
President,    1997  $241,667      $0        $0   |           0          $0
Treasurer (4) 1996  $400,000      $0        $0   |           0          $0
------------------------------------------------------------------------------
Fred E.       1998  $556,173      $0        $0   |           0          $0
Cooper,       1997  $592,000      $0        $0   |           0          $0
CEO (5)       1996  $592,000      $0        $0   |           0          $0
------------------------------------------------------------------------------
Anthony J.    1998  $326,912      $0        $0   |           0          $0
Feola , Sr.   1997  $300,000      $0        $0   |           0          $0
Vice Pres.(6) 1996  $300,000      $0        $0   |     350,000 (3)      $0
------------------------------------------------------------------------------
Glenn         1998  $180,003      $0        $0   |           0          $0
Keeling, VP   1997  $200,000      $0        $0   |           0          $0
(7)           1996  $200,000      $0        $0   |     100,000(8)       $0

(1) The Company does not currently have a Long-Term Incentive Plan ("LTIP"), and no payouts were made pursuant to any LTIP during the years 1998, 1997, or 1996. The Company did not award any restricted  stock  to  the  Named  Executives  during  any  year,
     including  the years 1998, 1997 or 1996.    The Company  did  not
     award any warrants, options or Stock Appreciation Rights ("SARs") to the Named Executives during the years ended December 31, 1998, 1997 or 1996; however, the Company did extend warrants owned by the Named Executives, which would have expired during 1996 (See
     Note 3, below). The Company has no retirement, pension or profit-sharing programs for the benefit of its directors, officers or other employees.

(2) During the year ended December 31, 1998, the Named Executives received medical benefits under the Company's group insurance policy, including disability and life insurance benefits. The aggregate amount of all perquisite compensation was less than 10% of the total annual salary and bonus reported for each Named Executive.

(3) During 1996, the Company extended warrants previously issued to the Named Executives which would have otherwise expired. Although the extensions were in connection with warrants already held by the Named Executives, they are shown in the table set forth above as "awards" for executive compensation disclosure purposes because at the time of the extension, the exercise price of the warrants (which remained unchanged) was less than the "market price" of the common stock

 (4) In November, 1994, Mr. Purdy's employment agreement was renegotiated to provide for an annual salary of $250,000 effective November1, 1994 through October 31, 1999. All other terms of the contract remained substantially the same (See, "Employment Agreements"). During 1995, Mr. Purdy's salary was increased by $50,000. In 1996, 1997 and 1998, Mr. Purdy was paid $87,500, $100,000 and $100,000 by Diasense; such amounts are included in the table above. Mr. Purdy is paid a salary by the Company based on his employment contract. Amounts paid to Mr. Purdy by Diasense are determined by the Diasense Board of Directors based upon services performed on its behalf.
     During 1998, Mr. Purdy voluntarily reduced his salary by 69%.

(5) In November, 1994, Mr. Cooper's employment agreement was renegotiated to provide for an annual salary of $250,000 effective November 1, 1994 through October 31, 1999. All other terms of the contract remained substantially the same (See, "Employment Agreements"). In addition, in 1998, 1997 and 1996, Mr. Cooper was paid $84,000, $96,000, and $96,000, respectively by both Petrol Rem and IDT, both of which are subsidiaries of BICO; such amounts are included in the table above. In 1998, 1997, and 1996, Mr. Cooper was paid $177,542, $150,000, and
     $150,000 in salary by Diasense, respectively; such amounts are included in the table above. Mr. Cooper is paid a salary by the company based on his employment agreement. Amounts paid to Mr.
     Cooper by Diasense, Petrol Rem and IDT are determined by the Boards of Directors of those companies based upon services performed on their behalf.

(6) In April, 1994, Mr. Feola's employment agreement with Diasense was assigned to BICO when he left Diasense to rejoin BICO as its Senior Vice President. In November, 1994, Mr. Feola's employment agreement was renegotiated, provides for an annual salary of $200,000 and is effective November 1, 1994 through October 31, 1999. All other terms of the contract remained substantially the same (See, "Employment Agreements"). During 1998, 1997, and 1996, Mr. Feola's salary was increased by $27,000, $50,000 and $50,000 per year respectively.

(7) In November, 1994, Mr. Keeling entered into an employment agreement with the Company which provides for an annual salary of $150,000 effective November 1, 1994 through October 31, 1999 (See, "Employment Agreements"). During 1996 and 1995, Mr. Keeling's salary was increased by $25,000 per year.

(8) On August 26, 1996, Mr. Keeling was granted warrants to purchase 100,000 shares of the Company's common stock at a price of $1.48 per share (the market price as of that date) until August 26, 2001.


             Option/Warrant/SAR Grants in Last Fiscal Year

No options, warrants or SARs were granted or extended to the Named Executives during 1998.

AGGREGATED OPTION/WARRANT/SAR EXERCISES IN LAST FISCAL YEAR
          AND FISCAL YEAR-END OPTION/WARRANT/SAR VALUE TABLE

                                            Number of         Value of
                                            Securities        Unexercised
                                            Underlying        In-the-Money
                                            Unexercised       Options/SARs
                                            Options/SARs      12/31/98 ($)
                                            at 12/31/98 (#)
           Shares           Value
           Acquired on      Realized ($)    Exercisable       Exercisable/
           Exercise           (2)           Unexercisable(3)  Unexercisable (4)
Name       (#)(1)
-------------------------------------------------------------------------------
David L.      0         $     0          767,200           $   0
Purdy                                     (5)                 (9)
-------------------------------------------------------------------------------
Fred E.       0         $     0          300,000           $   0
Cooper                                    (6)                 (9)
-------------------------------------------------------------------------------
Anthony J.    0         $     0          550,000           $   0
Feola                                     (7)                 (9)
-------------------------------------------------------------------------------
Glenn         0         $     0          100,000           $   0
Keeling                                   (8)                 (9)
===============================================================================
__________________

(1) This figure represents the number of shares of common stock acquired by each named executive officer upon the exercise of warrants.

(2) The value realized of the warrants exercised was computed by determining the spread between the market value of the underlying securities at the time of exercise minus the exercise price of the warrant.

(3)  All   warrants  held  by  the  Named  Executives  are   currently
     exercisable.

(4) The value of unexercised warrants was computed by subtracting the exercise price of the outstanding warrants from the closing sales price of the Company's common stock on December 31, 1998 as reported by Nasdaq ($.06).

(5) Includes warrants to purchase: 187,200 shares of common stock at $.25 per share until April 24, 1995 (extended until April 24,
     1999); 500,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1999); and 80,000 shares of common stock at $.33 per share until June 29, 1995 (extended until June 29, 1999) (See, "Warrants").

(6) Includes warrants to purchase: 300,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1999) (See, "Warrants").

(7) Includes warrants to purchase: 100,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1999); 100,000 shares of common stock at $.25 per share until November 26, 1995 (extended until November 26, 1999); and 350,000 shares of common stock at $.50 per share until October 11, 1996 (extended until October 11, 1999) (See, "Warrants").

(8) Includes warrants to purchase: 100,000 shares of common stock at $1.48 per share until August 26, 2001.

(9) Because the market price as of December 31, 1998 was less than the exercise price of the warrants, such warrants were not in-the-money.


Employment Agreements

BICO has entered into employment agreements (the "Agreements") with its Named Executives Fred E. Cooper, David L. Purdy, Anthony J. Feola and Glenn Keeling effective November 1, 1994, pursuant to which they are currently entitled to receive annual salaries of $250,000, $300,000, $300,000 and $200,000 respectively, which are subject to review and adjustment. The initial term of the Agreements with Messrs. Cooper and Purdy expires on October 31, 1999, and continues thereafter for additional three-year terms unless any of the parties give proper notice of non-renewal. The initial term of the Agreements with Messrs. Feola and Keeling expires on October 31, 1999, and continues thereafter for additional two-year terms unless either of the parties give proper notice of non-renewal. The Agreements also provide that in the event of a "change of control" of BICO, BICO is required to issue the following shares of common stock, represented by a percentage of the outstanding shares of common stock of the Company immediately after the change in control: five percent (5%) to Mr. Cooper and Mr. Purdy; four percent (4%) to Mr. Feola; and three percent (3%) to Mr. Keeling. In general, a "change of control" is deemed to occur for purposes of the Agreements (i) when 20% or more of BICO's outstanding voting stock is acquired by any person, (ii) when one-third (1/3) or more of BICO's directors are not Continuing Directors (as defined in the Agreement), or (iii) when a controlling influence over the management or policies of BICO is exercised by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, in the event of a change in control within the term of the Agreements or within one year thereafter, Messrs. Cooper, Purdy, Feola and Keeling are entitled to receive severance payments in amounts equal to: 100% of their most recent annual salary for the first three years following termination; 50% of their most recent annual  salary  for the next two years; and 25% of their  most  recent salary for the next five years. BICO is also required to continue medical insurance coverage for Messrs. Cooper, Purdy, Feola and Keeling and their families during such periods. Such severance payments will terminate in the event of the employee's death.

In the event that either Mr. Purdy or Mr. Cooper becomes disabled, as defined in their Agreements, he will be entitled to the following payments, in lieu of salary, such payments to be reduced by any amount paid directly to him pursuant to a disability insurance policy provided by the Company or its affiliates: 100% of his most recent annual salary for the first three years; and 70% of his most recent salary for the next two years. In the event that either Mr. Feola or Mr. Keeling becomes disabled, as defined in their Agreements, he will be entitled to the following payments, in lieu of salary, such payments to be reduced by any amount paid directly to him pursuant to a disability insurance policy provided by the Company or its affiliates: 100% of his most recent annual salary for the first year; and 70% of his most recent salary for the second year.

The Agreements also generally restrict the disclosure of certain confidential information obtained by Messrs. Cooper, Purdy, Feola and Keeling during the term of the Agreements and restricts them from competing with BICO for a period of one year in specified states following the expiration or termination of the Agreements.

In addition to the Employment Agreements described above, BICO also entered into employment agreements with two of its non-executive officer employees effective November 1, 1994. The terms of such agreements are similar to those described for Messrs. Feola and
Keeling above, with the following amendments: the term of one agreement is from November 1, 1994 through October 31, 2002, and is renewable for successive two-year terms; the term of the other agreement is from November 1, 1994 through October 31, 1999, and is renewable for successive two-year terms; the annual salaries are in the event of a "change in control", BICO is required to issue both employees shares of common stock equal to two percent (2%) of the outstanding shares of the common stock of the Company immediately after the change in control.

               REPORT ON EXECUTIVE OFFICER COMPENSATION

The Company has no Compensation Committee which determines executive compensation for 1998. The Company is discussing the formation of a Compensation Commitee made up of its outside directors. During 1998, the Named Executive Officers' salaries were determined by their employment contracts, which are negotiated and approved by the Board of Directors. Raises in salaries and bonuses are recommended by the CEO and approved by the Board of Directors. The CEO bases his recommendations on a number of subjective factors which include each executive officer's scope of responsibility and accountability within the Company, and each individual's performance and service to the Company. The CEO's compensation is determined based upon his employment contract. Because the Company remained in a research and development mode for 1998, the CEO's compensation was not based on factors relating to the company's performance.


Deductibility of Executive Compensation Expense Under Federal Tax Laws

When awarding compensation to its executives, the Board of Directors has considered the impact of recently enacted provisions of the
Internal Revenue Code of 1986, as amended, that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the Company's Named Executives ("Section 162(m)"). While the Company does not expect that these provisions will limit its tax deductions for executive compensation in the near term, in the future, the Board may determine to adopt a compensation program which does not satisfy the conditions of Section 162(m) if in the Board's judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

     Submitted by the Board of Directors as of December 31, 1998

     David L. Purdy
     Fred E. Cooper
     Anthony J. Feola
     Glenn Keeling
     Paul W. Stagg
     Stan Cottrell


                Compare 5-Year Cumulative Total Return
                 Among Biocontrol Technology ("BICO"),
                     Market Index and SIC Code Index




EDGAR Support has advised that the graph will not transmit, the following information is sufficient.


                     1992     1993     1994    1995    1996     1997     1998
 BICO                66.67    53.87   34.62    73.72   19.23    13.46    8.56

 SIC Code Index      83.20    60.75   69.91   119.26  129.89   148.61  187.65

 NASDAQ Market      100.98   121.13  127.17   164.96  204.98   230.17  291.85
     Index



Assumes $100 Invested on January 1, 1993
Assumes Dividend Reinvested


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT

The following table sets forth the indicated information as of December 31, 1998 with respect to each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock, each director of the Company, and all directors and executive officers of the Company as a group. The table excludes disclosure of entities such as Cede & Co. and other companies which would reflect the ownership of entities who hold stock on behalf of shareholders.

As of December 31, 1998 there were 426,218,213 shares of the Company's common stock outstanding. The first column sets forth the common stock currently owned by each person or group, excluding currently exercisable warrants for the purchase of common stock. The second column sets forth the percentage of the total number of shares of common stock outstanding as of December 31, 1998 owned by each person or group, excluding exercisable warrants. The third column sets forth the total number of shares of common stock which each named person or group has the right to acquire, through the exercise of warrants, within sixty (60) days, plus common stock currently owned. The fourth column sets forth the percentage of the total number of shares of common stock outstanding as of December 31, 1998 which would be owned by each named person or group upon the exercise of all of the warrants held by such person or group together with common stock currently owned, as set forth in the third column. Except as otherwise indicated, each person has the sole power to vote and dispose of each of the shares listed in the columns opposite his name.



                      Amount and Nature                              Percent of
Name and Address of    of Beneficial   Percent of    Ownership with  Class with
Beneficial Owner       Ownership(1)     Class (2)     Warrants (3)   Warrants(4)


David L. Purdy (5)       400,140           *           1,167,340(6)      *
300 Indian Springs Road
Indiana, PA 15701

Fred E. Cooper           776,200           *           1,076,200(7)      *
Building 2500, 2nd Floor
2275 Swallow Hill Rd.
Pittsburgh, PA 15220

Anthony J. Feola         354,000           *             904,000(8)      *
Building 2500, 2nd Floor
2275 Swallow Hill Rd.
Pittsburgh, PA 15220

Glenn Keeling            138,500           *             238,500(9)      *
200 Julrich Drive
McMurray, PA 15317


All directors and      1,668,840           *           3,386,040(10)     *
executive officers
as a group (4 persons)

* Less than one percent


________________________
(1) Excludes currently exercisable warrants set forth in the third column and detailed in the footnotes below.

(2) Represents current common stock owned by each person, as set forth in the first column, excluding currently exercisable warrants, as a percentage of the total number of shares of common stock outstanding as of December 31, 1998.

(3) Includes ownership of all shares of common stock which each named person or group has the right to acquire, through the exercise of warrants, within sixty (60) days, together with the common stock currently owned.

(4) Represents total number of shares of common stock owned by each person, as set forth in the third column, which each named person or group has the right to acquire, through the exercise of warrants within sixty (60) days, together with common stock currently owned, as a percentage of the total number of shares of common stock outstanding as of December 31, 1998. For computation purposes, the total number of shares of common stock outstanding as of December 31, 1998 has been increased by the number of additional shares which would be outstanding if the person or group owned the number of shares set forth in the third column.

(5)  Does not include shares held by Mr. Purdy's adult children.   Mr.
     Purdy disclaims any beneficial interest to shares held by members of his family.

(6) Includes currently exercisable warrants to purchase the following: 187,200 shares of common stock at $.25 per share until April 24, 1995 (extended until April 24, 1999); 80,000 shares of common stock at $.33 per share until June 29, 1995 (extended until June 29, 1999); and 500,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1999) pursuant to Mr. Purdy's previous employment agreement. In addition, Mr. Purdy is entitled to certain shares of Common Stock upon a change of control of BICO as defined in his employment agreement (See, "Employment Agreements").

(7) Includes currently exercisable warrants to purchase the following: 300,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1999) pursuant to Mr. Cooper's previous employment agreement. In addition, Mr. Cooper is entitled to certain shares of Common Stock upon a change of control of BICO as defined in his employment agreement (See, "Employment Agreements").

(8) Includes currently exercisable warrants to purchase the following: 100,000 shares of common stock at $.25 per share until November 26, 1995 (extended until November 26, 1999); 100,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1999) pursuant to Mr. Feola's previous employment agreement; and 350,000 shares of common stock at $.50 per share until October 11, 1996 (extended until October 11, 1999). In addition, Mr. Feola is entitled to certain shares of Common Stock upon a change of control of BICO as defined in his employment agreement (See, "Employment Agreements").

(9) Includes currently exercisable warrants to purchase 100,000 shares of common stock at $1.48 per share until August 26, 2001. In addition, Mr. Keeling is entitled to certain shares of Common Stock upon a change of control of BICO as defined in his employment agreement (See, "Employment Agreements").

(10) Includes shares of common stock, including stock currently owned, available under currently exercisable warrants as set forth above.




                    FINANCIAL AND OTHER INFORMATION

For additional information, including Financial Information, Financial Statements and corresponding notes, and Management's Discussion and Analysis of Financial Condition and Results of Operations, please review the Company's Form Annual Report on Form 10-K, the Company's Form S-VA Registration Statement, as well as the Company's Quarterly Reports on Form 10-Q, which are available at no charge from the
Company  or  on-line  from  the  SEC's EDGAR  system  at  www.sec.gov.
Information about the Company is also available on its website at www.bico.com. For information, please contact Diane McQuaide, the Company's Investor Relations Representative at:

                        2275 Swallow Hill Road
                         Bldg. 2500, 2nd Floor
                         Pittsburgh, PA 15220
                            (412) 429-0673


                         SHAREHOLDER PROPOSALS

All shareholder proposals to be presented at the next Annual Meeting of the Company must be received by the Company at its principal executive offices by December 31, 1999 for inclusion in the proxy materials relating to the next Annual Meeting.

                             OTHER MATTERS

The management of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the person named in the enclosed Proxy shall have discretionary authority to vote all shares represented by valid proxies with respect to such matter in accordance with his judgement.



                              By Order of the Board of Directors


                              ______________________________
                              David E. Staudenmaier, Secretary


BIOCONTROL TECHNOLOGY, INC. PROXY
2275 Swallow Hill Road                       THIS PROXY IS SOLICITED ON
Pittsburgh, PA  15220                        BEHALF OF THE BOARD OF DIRECTORS


      The undersigned, having received the Report to Shareholders, Notice of the Annual Meeting of Shareholders and the Biocontrol Technology, Inc. Proxy Statement, hereby appoint(s) David E.
Staudenmaier proxy of the undersigned (with full power of substitution) to attend the above Annual Meeting and all adjournments thereof (the "Annual Meeting") and there vote all shares of Common Stock of Biocontrol Technology, Inc. (the "Company") that the undersigned would be entitled to vote, if personally present with regard to all matters which may come before the Annual Meeting, including the items set forth below. To cast a vote in connection with the following items, please check the box next to the appropriate response.

     1. Approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 975,000,000.

                    |  | FOR   |  | AGAINST   |  | ABSTAIN

      2. Ratification of the selection by the Board of Directors of Thompson Dugan, P.C. as the Company's independent public accountants.

                    |  | FOR   |  | AGAINST   |  | ABSTAIN

          3.   The election of six directors:

        NOMINEES:               FOR                    WITHHOLD


        David L. Purdy         |  |                       |  |
        Fred E. Cooper         |  |                       |  |
        Glenn Keeling          |  |                       |  |
        Stan Cottrell          |  |                       |  |
        Anthony J. Feola       |  |                       |  |
        Paul W. Stagg          |  |                       |  |



4. In his discretion upon the transaction of other business as may properly come before the Annual Meeting.

                    |  | FOR   |  | AGAINST   |  | ABSTAIN

      The undersigned hereby revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Report to Shareholders, Notice of the Annual Meeting and Proxy Statement furnished therewith and ratifies all that the said proxies may do by virtue hereof.

      This proxy when properly executed will be voted in the manner specified herein. If no specification is made, this proxy will be voted in favor of Item 1, 2 and 3 and the authority provided by Item 4 will be deemed granted.

      Please sign exactly as name appears below. Joint owners should each sign personally. If signing in any fiduciary or representative capacity, give full title as such. For shares held by a corporation, please affix corporate seal.


                              Date:
                                     ________________________________

                                     ________________________________
                              Signature


                                     _________________________________

                              Sign,   date   and  return  this   proxy
                              immediately in the enclosed envelope to Chase-Mellon Shareholder Services

   NOTE: ONLY BONA FIDE SHAREHOLDERS WILL BE ADMITTED TO THE ANNUAL SHAREHOLDERS MEETING; PHOTO IDENTIFICATION AND PROOF OF OWNERSHIP AS
          OF THE RECORD DATE WILL BE REQUIRED FOR ADMITTANCE.